UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Upholstery International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

337121
(Primary Standard Industrial Classification Code Number)

46-4159889
(I.R.S. Employer Identification Number)

c/o   Ken Kovie – 8005 W. 183rd Street, Ste E, Tinley Park, IL, 60423
Tel #   708-372-2726
ken@kenscustomupholstery.com
www.upholsteryinternational.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:
Business filings incorporated
108 west 13th street
Wilmington, Delaware 19801

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐Accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit1	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee2
Common Stock for sale by Upholstery International, Inc	5,000,000	$6.00	$30,000,000	$3,864

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PART I—INFORMATION REQUIRED IN PROSPECTUS

Item 1.
Forepart of the Registration Statement and Outside Front Cover Page of Prospectus.

Upholstery International, Inc

5,000,000 SHARES OF COMMON STOCK

This prospectus relates to periodic offers and sales of 5,000,000 shares of common stock.

• Up to 5,000,000 shares of our common stock which we are offering on a direct basis (“Direct Offering Shares”) at a price of $6.00 per share

The securities being registered by this offering may be illiquid because these securities are not listed on any exchange nor are these securities quoted on the OTC Bulletin Board.

A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

There is no minimum offering. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

This prospectus relates to our offering of 5,000,000 new shares of our common stock at an offering price of $6.00 per share. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. All funds received as a result of this offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 5,000,000 shares ($30,000,000). Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may not receive sufficient proceeds from the offering to pursue our business plan. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

There is no guarantee that we will sell any of the securities being offered.

Proceeds of the Offering
	Per Common Share	25%	50%	75%	100%
Offering proceeds, before expenses	$6.00	$7,500,000	$15,000,000	$22,500,000	$30,000,000

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The date of this prospectus is __________________2014

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies (see Emerging Growth Company Status, page 6).

TABLE OF CONTENTS

Item 3.	Summary Information.	5
	Risk Factors	10
Item 4.	Use of Proceeds.	16
Item 5.	Determination of Offering Price.	16
Item 6.	Dilution.	17
Item 7.	Plan of Distribution.	19
Item 8.	Description of Securities to be Registered.	20
Item 9.	Interests of Named Experts and Counsel.	22
Item 10.	Information with Respect to the Registrant.	23
Description of Property		24
Legal Proceedings		24
Financial Statements and Supplementary Data		25
Management’s Discussion and Analysis		26
Plan of Operations		28
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure		28
Directors and Executive Officers		28
Executive Compensation		31
Security Ownership of Certain Beneficial Owners and Management		31
Certain Relationships and Related Transactions		32
Item 12.	Available Information	32
Item 12A.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities.	33
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS		33
Item 13.	Other Expenses of Issuance and Distribution.	33
Item 14.	Indemnification of Directors and Officers.	33
Item 15.	Recent Sales of Unregistered Securities.	33
Item 16.	Exhibits.	34
Item 17.	Undertakings	34
Signatures		35

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 3.
Summary Information.

Summary Information about Upholstery International, Inc

Upholstery International, Inc. (the “Company”) through its wholly owned subsidiary Ken’s Custom Upholstery, Inc. (“Ken’s”) operates retail upholstery stores which specialize in the reupholstering of furniture. The Company was incorporated under the laws of the state of Delaware on November 21, 2013 and Ken’s was formed under the laws of the state of Illinois on January 16, 1986.

On December 16, 2013 the Company completed a Share Exchange agreement with Ken’s, whereby the Company issued 13,450,000 shares of its common stock to the shareholders of Ken’s. The merger was accounted for as a reverse merger, whereby Ken’s being the accounting survivor and the Company being the legal acquirer. Accordingly, the historical financial statements presented herein are those of Ken’s Custom Upholstery, Inc. The stockholders’ equity section of Ken’s has been retroactively restated for all periods presented to reflect the accounting effect of the reverse merger transaction.

Upholstery International, Inc. needs to raise a minimum of $7.5 million in order to implement its business plan.

We are currently not considered a "shell company" within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have operations and assets other than cash.

The Company’s auditors have issued an opinion that the ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The Company’s officers and director will own 42% of the issued and outstanding shares of the company after this offering is completed.

The company itself and its officers and directors have no plans to be used as a vehicle for a private company to become a reporting company.

Our business office is located at 8005 W. 183rd St, Ste E Tinley Park, IL 60487
Tel #   800-219-9438
ken@kenscustomupholstery.com
www.upholsteryinternational.com

As of March 31, 2014, the Company had $12,227 of cash on hand in the corporate bank account. The Company currently has total liabilities of $423,682. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $35,000.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:
  the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more the last day of the fiscal year following the fifth anniversary of the completion of this offering the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.
We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Summary of the Offering by the Company

Upholstery International has 20,010,600 shares of common stock issued and outstanding. The Company is registering an additional 5,000,000 Direct Offering Shares of common stock for offering to the public. The Company will endeavor to sell all 5,000,000 Direct Offering Shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $6.00 per share for the duration of the offering.    There is no arrangement to address the possible effect of the offering on the price of the stock. Upholstery International will receive all proceeds from the sale of the Direct Offering Shares of common stock.

Securities being offered by the Company, common stock, par value $0.0001	5,000,000 Direct Offering Shares of common stock are offered by the Company

Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $6.00.
Number of shares outstanding before the offering of common shares.	20,010,600 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	25,010,600 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares
There is no public market for the common shares. The price per share is $6.00.

Upholstery International may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Upholstery Internationals common stock is quoted or granted listing, a market for the common shares may not develop.

Termination of the offering
The offering will conclude when all 5,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Upholstery International may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable (see Plan of Distribution).

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

The offering period for the Direct Offering Shares will end ninety (90) days from the effective date of this prospectus but may also be terminated sooner in our sole discretion, i.e. an acceptable dollar amount has been raised for continued operations and a slowdown in potential investor interest. The Company may, in its sole discretion, extend the offering period for the Direct Offering Shares for an additional 90 days or for such period as the Company deems reasonable. Our Direct Offering Shares will be offered and sold on a self-underwritten, best-efforts basis through our officer and director. Our Direct Offering Shares will be sold at a fixed price of $6.00 per share throughout the offering period. There are no arrangements to place the funds we raise in an escrow, trust or similar account. All proceeds from our Direct Offering Shares will go to us. No assurance can be given that we will be able to sell any of our Direct Offering Shares.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to company (2)
Per Share	$6.00	None	$30,000,000
Total Minimum	$0	None	$0
Total Maximum	$30,000,000	None	$30,000,000

(1)
Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell our Direct Offering Shares. As of the date of this prospectus we do not have any underwriting agreements.

(2)	Proceeds to us are shown before deducting ancillary expenses payable by us in connection with the offering, estimated at approximately $35,000 including legal and accounting fees and printing costs.

Because there is no minimum number of shares required to be sold and the Company has not, and may never generate revenues related to our planned business model, our business may fail prior to us ever beginning operations or generating revenues resulting in a complete loss of any investment made to the Company.

The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Our Direct Offering Shares will be sold at a fixed price of $6.00 per share throughout the offering period. Upholstery International, Inc. will be selling all the Direct Offering Shares offered by the Company and will receive all proceeds from the sale.  The Company will bear all expenses of the registration incurred in connection with this offering

You should rely only upon the information contained in this prospectus. Upholstery International has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

	March 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash	12,227	$10,660
Barter credits receivable	19,167	18,480
Prepaid expenses	15,000	15,000
Deferred finance charges	6,250	8,750
TOTAL CURRENT ASSETS	52,644	52,890
Property and Equipment	56,177	55,938
Security deposits	3,330	3,330
TOTAL ASSETS	112,151	$112,158
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,422	$8,823
Credit cards payable	220,904	229,571
Customer deposits	2,223	31,573
Loan payable - related party	93,526	67,558
Notes payable	94,521	81,718
Curent portion of long-term debt	8,086	8,296
TOTAL CURRENT LIABILITIES	423,682	427,539
Long-term debt	28,053	30,215
TOTAL LIABILITIES	451,735	457,754
As shown in the financial statements accompanying this prospectus, Upholstery International has $559,159 in revenues for the year ended December 31, 2013 and has incurred only losses since its inception. The Company has had minimal operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Risk Factors

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Auditor’s Going Concern

BECAUSE OUR AUDITORS HAVE ISSUED AN OPINION THAT THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF UPHOLSTERY INTERNATIONAL, INC TO CONTINUE ITS OPERATIONS AS A GOING CONCERN, IT MAY BE DIFFICULT TO ATTRACT INVESTORS.

In their audit report dated December 31, 2013, as discussed in Note 3 to the financial statement, the Company has suffered recurring losses from its operations, which raises substantial doubt about its ability to continue as a going concern. We believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to reduce, suspend or cease the implementation of our planned business activities (see Plan of Operations, page 65). Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to fully develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See “December 31, 2013 Financial Statements - Auditors Report.”

Risks Related To Our Financial Condition

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do have arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required . Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

UI’s agreement with Lambert Private Equity LLC has specific registration rights that could affect potential shareholder rights.

On April 4th, 2014 we signed an agreement with Lambert Private Equity, LLC .  The agreement provides that Lambert shall invest up to USD$45,000,000 (the “Commitment Amount”) to purchase the Company’s common stock, $.0001 par value per share (the "Common Stock”); and such investments will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder.

As an inducement to Lambert to enter into this Agreement and as consideration for making the investment, the Company has agreed to issue to Lambert a Commitment Fee of 80,000 shares, but subject to the limitation set forth in Section 2(e) of this Agreement The parties acknowledge that the Commitment Fee is part of the investment structure and is not a fee paid for services .

UI’s agreement with Lambert Private Equity LLC has specific registration rights that could affect potential shareholder rights. Lambert Private Equity holds shares within UI per a commitment fee and will not be able to add additional funding if the company holds more than 4.9% ownership. The company will be able to draw down on $1,000,000 at a time per the agreement. Please see and read the Lambert Private Equity Agreement per the Exhibit.

Risks Related To This Offering

BECAUSE THE COMPANY IS LIKELY TO HAVE LESS THAN THREE HUNDRED SHAREHOLDERS OF RECORD, THE COMPANY MAY SUSPEND ITS REPORTING OBLIGATIONS AND TERMINATE THE REGISTRATION STATEMENT. YOUR ENTIRE INVESTMENT MAY BE LOST.

Because it is likely that the Company will have less than three hundred shareholders of record following our offering, the Company may be eligible to terminate our registration under Section 12(g) of the Exchange Act and suspend our reporting obligations under Section 15(d) of the Exchange Act. If the Company pursues this course of action, the Company would not be required to provide shareholders periodic or current reports which may result in no market for the securities offered herein. As a result, your entire investment may be lost.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we may be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro rata portion of the assets are worth and as a result, investing in our Company may result in an immediate loss.

THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY’S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

At present, there is no established public market for the Company’s shares. As a result, the arbitrary offering price of $6.00 per common share as determined herein is substantially higher than the net tangible book value per share of Upholstery International’s common stock. Upholstery International’s assets do not substantiate a share price of $6.00. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board. Accordingly, you could lose a substantial amount, or all, of your investment.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 110,000,000 AUTHORIZED SHARES, DILUTING THE CURRENT SHAREHOLDERS’ EQUITY.

The Company has 110,000,000 authorized shares, consisting of 100,000,000 common shares of which only 20,010,600 are currently issued and outstanding and 10,000,000 preferred shares none of which have been issued. Only 25,000,000 common shares will be issued and outstanding after this offering terminates if all of the Company’s offered shares are sold. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S OFFICERS AND DIRECTOR WILL OWN 52% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT THEIR DECISIONS ARE CONTRARY TO THEIR INTERESTS.STS.

The Company’s officers and director will own over 52% after this offering is completed. As a result, they may have control of the Company and be able to choose all of our directors. Their interests may differ from those of the other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time they are able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by them. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon their management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the Company’s officers and director will not abuse their discretion in executing the Company’s business affairs, is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the officers and director, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

Risks Relating to our Company

BECAUSE WE ARE NOT MAKING PROVISIONS FOR A REFUND TO INVESTORS, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Even though the implementation of our Plan of Operation is dependent upon the sale of shares through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

BECAUSE WE DO NOT HAVE AN AUDIT OR COMPENSATION COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON OUR SOLE DIRECTOR, WHO IS NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. We do not have an audit or compensation committee. Our director performs these functions. Thus, there is a potential conflict of interest in that our sole director and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

BECAUSE WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION OR LEGAL LIABILITY, IT IS UNLIKELY THAT WE WILL BE ABLE TO MAKE FUTURE SALES AND SERVICE ENGAGEMENTS. IF WE ARE UNABLE TO MAKE FUTURE SALE AND SERVICE ENGAGEMENTS, INVESTORS ARE LIKELY TO LOSE THEIR ENTIRE INVESTMENT.

We will depend to a large extent on referrals and new engagements from future clients,   As a result, if a client is not satisfied with our services or products, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain clients in the foreseeable future.

 Risks Relating to our Common Stock

THE OFFERING PRICE OF OUR COMMON STOCK COULD BE HIGHER THAN THE MARKET VALUE, CAUSING INVESTORS TO SUSTAIN A LOSS OF THEIR INVESTMENT.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

Item 4.

Use of Proceeds

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is$6.00. The proceeds from the sale of the shares of common stock offered by the Company will be up to $30,000,000 based on this public offering price. All funds raised in the offering of our shares will immediately be available to us. The offering is being conducted on a “best efforts’ basis and the offering scenarios that follow are for illustrative purposes only. The actual amount of proceeds, if any, may differ. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

GROSS PROCEEDS FROM THIS OFFERING	$7,500,000	$15,000,000	$22,500,000	$30,000,000
Talent & Onboarding	$625,000	$1,250,000	$1,875,000	$2,500,000
Acquisitions	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Technology	$125,000	$250,000	$375,000	$500,000
Real Estate/Lease	$375,000	$750,000	$1,125,000	$1,500,000
Marketing & Advertising	$250,000	$500,000	$750,000	$1,000,000
Operating Expenses	$375,000	$750,000	$1,125,000	$1,500,000
Supplies& Materials	$250,000	$500,000	$750,000	$1,000,000
Working Capital	$500,000	$1,000,000	$1,500,000	$2,000,000
Total	$7,500,000	$15,000,000	$22,500,000	$30,000,000

The above figures represent only estimated costs. With a minimum of $7,500,000 we feel we can move forward with our business plan slowly but surely. With the maximum of $30,000,000 we feel reasonably confident in being able to grow our business as planned. Management will adjust as needed to utilize funds raised to the maximum benefit to the company and its shareholders .

Item 5.
Determination of Offering Price.

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $6.00 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which the Company believes investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Item 6.
Dilution

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2013, the net tangible book value of our shares of common stock was ($.02) per share based upon 20,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 25,000,000 shares to be outstanding will be approximately $1.17 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.19 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $6.00 per share to $4.83 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$6.00
Net tangible book value per share before offering	$(0.02)
Potential gain to existing shareholders	$29,645,654
Net tangible book value per share after offering	$1.48
Increase to present stockholders in net tangible book value per share
after offering	$1.50
Capital contributions	$0
Number of shares outstanding before the offering	20,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	25,000,000
Percentage of ownership after offering	80%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$6.00
Dilution per share	$4.83
Capital contributions	$30,000,000
Number of shares after offering held by public investors	5,000,000
Percentage of capital contributions by existing shareholders	0%
Percentage of capital contributions by new investors	100%
Percentage of ownership of new investors after offering	20%

Item 7.
Plan of Distribution.

20,010,600 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 5,000,000 Direct Offering Shares of its common stock at the price of $6.00 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

The Company will receive all proceeds from the sale of those Direct Offering Shares. The price per share is fixed at $6.00 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $6.00 for the duration of this offering.

The Company's Direct Offering Shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $6.00 per share.

The offering will conclude on the earlier of; (1) when all 5,000,000 shares of common stock have been sold, or (2) 90 days after this registration statement becomes effective with the Securities and Exchange Commission. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. The Company may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which UPHOLSTERY INTERNATIONAL has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

In connection with the Company’s selling efforts in the offering, Ken Kovie our President and director,   our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Ken Kovie is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kovie is not, nor has he been within the past 12 months, a broker or dealer, and is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Kovie will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kovie will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

UPHOLSTERY INTERNATIONAL will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states). We are paying the expenses of the offering because we seek to: (i) become a reporting company with the SEC under the Exchange Act; and (ii) enable our common stock to be traded on the OTC Bulletin Board. We will file a Form 8-A registration statement with the SEC prior to, or concurrently with, the effectiveness of this Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Form S-1 registration statement. We must be a reporting company under the Exchange Act in order for our common stock to be eligible for trading on the OTC Bulletin Board.

Item 8.
Description of Securities to be Registered.

Common Stock

Our authorized capital stock consists of 110,000,000 shares, par value $0.0001 per share. This consists of 100,000,000 common shares and 10,000,000 Preferred shares. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

No Preferred shares have been issued and have not been designated .

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 80% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Delaware shareholders and since this offering will not be made in the State of Delaware, no shares will be sold to its residents. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Though not now, we may be or in the future we may become subject to Delaware’s control share law. A corporation is subject to Delaware’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Delaware, and it does business in Delaware or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Delaware’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Delaware has a business combination law which prohibits certain business combinations between Delaware corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Delaware law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of Upholstery International, Inc from doing so if it cannot obtain the approval of our board of directors.

Stock Transfer Agent
West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024.

Item 9.
Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement For the period ended December 31, 2013to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of  Novi & Wilkin, our independent legal counsel, has provided an opinion on the validity of our common stock.

Item 10.
Information with Respect to the Registrant.
Business Description
We are a full service furniture upholstery business.  We recover sofas, chairs, recliners, dining room seats, and ottomans.  We can refill cushions, replace cane, repair broken springs, and restyle existing pieces.  We also do boat seats, bar stools, restaurant booths, patio, and doctor office furniture.  We can build new furniture from our full line of solid oak frames including custom headboards and window cornices.  We have a large selection of thousands of fabrics to choose from both in-stock and special order.  We carry vinyl’s, indoor/outdoor fabrics, chenille’s, brocades, and many more types of fabrics.  We also carry a line of fringes and trims to finish off any piece.  We have a variety of clientele including, Residential, Commercial and Recreational Customers who all need upholstery services in one fashion or another.

We will be making new furniture as well as giving our customers the opportunity to have their existing furniture reupholstered. Having new furniture and offering reupholstery of existing furniture combined in one location will give customers more choices. Customers will have a knowledgeable sales staff who help them in designing custom made new furniture and help them in choosing fabrics for reupholstery of their current furniture. We will able to educate people on the benefits of recycling their furniture to make it new again, Having a staff that knows how furniture is made can be valuable for our customer's needs.

Our goal is to strategically acquire companies that fit within an aggressive model that will allow us to compete with our top competition. We are currently looking at many companies to acquire, however, we have not entered into any agreements with any yet as we are in the early stages of negotiations. Our business plan is based off of growing our existing company internally within the Upholstery related sector, while placing a focus on acquiring furniture manufacturing outlets as well. We are reaching out to a target list of potential companies that we feel will best suit our grow plans. We are and always will be in acquisition mode as this is our how we plan to grow.

Our timeframe for implementation is immediate. We intend on utilizing the following steps pre and post IPO.

·	Send out mailers to a targeted group of qualified companies that meet our initial minimum financial requirements. We will be targeting furniture manufacturing facilities, fabric Manufacturing facilities as well as other upholstery specific businesses.
·	Our Plan is to Initiate negotiations and on-board the newly acquired organization.

Some issues that we may encounter might be the inability to close these acquisitions in a timely manner thus making it difficult to accomplish our business plan. We will face an acquisition cost that will be associated with finding these deals and bring them to the closing table. We intend to raise additional capital through utilizing our private equity partners if needed.

Benefits

We will come to your home or you can come in to our showroom for a free estimate.  We offer pick-up and delivery.  We have a knowledgeable staff with combined experience of over 100 years. We do all of our work in house from start to finish at our workshops.  We strip the pieces down to the frame and build it back up so you get a brand new piece of furniture without the brand new price.   Our motto is, “recycle your old furniture”; we can make it better than new.

Market Opportunity

Sales and Marketing – 80% of our customers are referrals from previous customers.  We do direct mail to local homes and newspaper coupons.  We have a website and are listed in the phone book. We have many large customers, which include, Creative Colors located in Mokena, IL, 3G Gaming, Lancing IL, Fair Share Gaming, Tinley Park, IL, Ingalls Hospital, Harvey IL, Advocate Healthcare, Chicago, IL. Upholstery International currently services over 100 different customers per month both in the residential and commercial sector.

Revenue Potential – Our current revenue is nearly $600,000 per year.  We plan to grow aggressively through strategic acquisitions as well as providing the necessary capital required to grow our existing businesses.

Goals –Through Strategic Acquisitions, We plan to acquire companies that meet our expectations and thus allow us to cut down on our operating costs, which would have a direct effect on the growth of our bottom-line. We would like to purchase additional, up to date equipment, for the increase in work load.  We will need to hire new employees to train to be seamstresses and upholsterers.  We will hire a sales staff to go out and bring new business in and to work in the showroom.  We would like to hire interior decorators to assist customers with designing their furniture.  We would like to purchase our own supply company and fabric houses to become more self-sufficient and cut down on costs.

Our goal is to strategically acquire companies that fit within an aggressive model that will allow us to compete with our top competition. We are currently looking at many companies to acquire, however, we have not entered into any agreements with any yet as we are in the early stages of negotiations. Our business plan is based off of growing our existing company internally within the Upholstery related sector, while placing a focus on acquiring furniture manufacturing outlets as well. We are reaching out to a target list of potential companies that we feel will best suit our grow plans. We are and always will be in acquisition mode as this is our how we plan to grow.

Our timeframe for implementation is immediate. We intend on utilizing the following steps pre and post IPO.

  Send out mailers to a targeted group of qualified companies that meet our initial minimum financial requirements. We will be targeting furniture manufacturing facilities, fabric manufacturing facilities as well as other upholstery specific businesses.
  Our Plan is to Initiate negotiations and on-board the newly acquired organization.
Some issues that we may encounter might be the inability to close these acquisitions in a timely manner thus making it difficult to accomplish our business plan. We will face an acquisition cost that will be associated with finding these deals and bring them to the closing table. We intend to raise additional capital through utilizing our private equity partners if needed.

Price Structure -   Prices range from $45 for small repairs to $2,000 for a large sofa.  Prices are based on average labor time and yardage of fabric.  Our fabrics range in price from $15 a yard for in-stock to $75 per yard for some custom order ones

Suppliers

Active Foam Products, Chicago, IL, Charlotte Fabrics, Minneapolis, MN. Luxury Fabrics, Grand Rapids, MI.

Competition

We have a variety of competitors in our sector; Lazyboy, Ethan Allen and Walter E. Smith Furniture to name three.

The furniture industry is highly competitive and includes a large number of competitors, none of which dominates the market.  In addition, competition has significantly increased as the industry’s worldwide manufacturing capacity remains relatively underutilized due to a lack of demand driven by the ongoing economic downturn and its impact on domestic housing. Significant manufacturing capacity was added to support the housing boom that our economy experienced pre-recession. This excess capacity created downward price pressure as industry participants attempted to generate volume to better utilize the added manufacturing capacity.  The vast majority of our competitors own manufacturing facilities abroad or source finished goods from Asian suppliers.

The markets in which we compete include a large number of relatively small manufacturers. However, certain competitors have substantially greater sales volume and financial resources when compared to us. Competitive factors in the premium segment include design, quality, service, selection, price, and for our Young America brand, child safety. We believe our operational strategy, our long-standing customer relationships and customer responsiveness, our consistent support of high-quality and diverse product lines, and our experienced management team are all competitive advantages.

Distribution Methods:

Currently we have and operate 3 delivery trucks for local orders, we utilize Fed-EX and UPS for local and long distance orders.

Description of Property

Location
8005 W. 183 St. Suite E, Tinley Park, IL 60487 – Showroom full street exposure

22771 Citation Rd., Frankfort, IL 60423 - Workshop industrial park

The showroom is 1600 sq. feet.

The workshop is 7000 sq. feet of workspace.

Upholstery International, Inc. has a total of 11 full-time employees

We own and operate equipment that is necessary to perform our daily jobs within our core business.

Website – Under construction

Legal Proceedings

There are no legal proceedings pending or threatened against us.

Financial Statements and Supplementary Data

UPHOLSTERY INTERNATIONAL, INC.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Upholstery International, Inc.

We have audited the accompanying consolidated balance sheets of Upholstery International, Inc. (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2013 and 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Upholstery International, Inc. as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a stockholders’ deficit of $345,596, an accumulated deficit of $356,646, and a working capital deficit of $374,649. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

/s/  Paritz & Company, P.A.

Hackensack, New Jersey
March 29, 2014

F-1

UPHOLSTERY INTERNATIONAL, INC
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,

	2013	2012
ASSETS
CURRENT ASSETS
Cash	$10,660	$7,209
Barter credits receivable	18,480	135
Prepaid expenses	15,000	2,967
Deferred finance charges	8,750	—
TOTAL CURRENT ASSETS	52,890	10,311
Property and Equipment	55,938	47,567
Security Deposit	3,330	3,300
TOTAL ASSETS	$112,158	$61,208

CURRENT LIABILITIES
Accounts payable and accrued expenses	$8,823	$7,256
Credit cards payable	229,571	262,625
Customer deposits	31,573	14,277
Loan payable - related party	67,558	89,779
Notes payable	81,718	—
Current portion of long-term debt	8,296	6,667
TOTAL CURRENT LIABILITIES	427,539	380,604
Long-term debt	30,215	16,396
TOTAL LIABILITIES	457,754	397,000

STOCKHOLDERS' (DEFICIT)
Preferred stock, $.0001 par value; 10,000,000 shares authorized
No shares issued and outstanding at December 31, 2013 and 2012	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized 20,000,000 and 13,450,000 shares issued and outstanding at December 31,2013 and 2012, respectively	2,000	1,345
Additional paid-in capital	9,650	9,650
Accumulated deficit	(356,646)	(346,787)
Stock subscription receivable	(600)	—
TOTAL STOCKHOLDERS' (DEFICIT)	(345,596)	(335,792)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$112,158	$61,208

The accompanying notes are an integral part of the financial statements
F-2

UPHOLSTERY INTERNATIONAL, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	Year ended December 31,
	2013	2012

REVENUE	$559,159	577,978

COST OF REVENUE	386,858	372,333

GROSS PROFIT	172,301	205,645

OPERATING EXPENSES (INCOME)
General and administrative expenses	149,370	151,795

Income from Operations	22,931	53,850

Other expense (income):
Interest expense	44,687	34,379
Gain on settlement of credit card debt	(11,897)	(13,194)
	32,790	21,185

Income (loss) before income taxes	(9,859)	32,665

Provision for income taxes	—	—

Net Income (Loss)	$(9,859)	32,665

Net Income (loss) per share - basic and diluted	(0.00)	0.00

Weighted average common shares outstanding - basic and diluted	13,557,671	13,450,000

The accompanying notes are an integral part of the financial statements
F-3

UPHOLSTERY INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in		Accumulated Stock Subscription
	Shares	Amount	Capital	(Deficit)	Receivable	Total
Balance, January 1, 2012	13,450,000	$1,345	$9,650	$(379,452)	$-	$(368,457)
Net income for the year ended December 31, 2012				32,665		32,665
Balance, December 31, 2012	13,450,000	$1,345	$9,650	$(346,787)	$-	$(335,792)
Stock issued on subscription	6,000,000	600	-		(600)	-
Stock issued for services	550,000	55		-		55
Net loss for the year ended December 31, 2013				(9,859)		(9,859)
Balance, December 31, 2013	20,000,000	$2,000	$9,650	$(356,646)	$(600)	$(345,596)

The accompanying notes are an integral part of the financial statements
F-4

UPHOLSTERY INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(9,859)	$32,665
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	18,077	15,431
Amortization of deferred finance charges	1,250
Stock based compensation	55
Changes in operating assets and liabilities:
Barter credits receivable	(18,345)	10,046
Prepaid expenses	(12,035)	—
Accounts payable and accrued expenses	1,568	2,887
Credit cards payable	(33,054)	36,546
Customer deposits	17,297	6,714
Net cash provided by (used in) operating activities	(35,046)	104,289
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,885)
Net cash used in financing activities	(1,885)	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	90,000
Payment of finance costs	(10,000)
Repayment of related party loans	(22,221)	(26,775)
Repayment of long-term debt	(17,397)	(79,026)
Net cash provided by (used in) financing activities	40,382	(105,801)
Increase (decrease) in cash	3,451	(1,512)
Cash - beginning of year	7,209	8,721
Cash - end of year	$10,660	$7,209

The accompanying notes are an integral part of the financial statements
F-5

Upholstery International, Inc.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

NOTE 1 – Organization and Business

Upholstery International, Inc. (the “Company”) through its wholly owned subsidiary Ken’s Custom Upholstery, Inc. (“Ken’s”) operates a retail upholstery store which specializes in the reupholstering of furniture. The Company was incorporated under the laws of the state of Delaware on November 21, 2013 and Ken’s was formed under the laws of the state of Illinois on January 16, 1986.

On December 16, 2013 the Company completed a Share Exchange agreement with Ken’s, whereby the Company issued 13,450,000 shares of its common stock to the shareholders of Ken’s. The merger was accounted for as a reverse merger, whereby Ken’s being the accounting survivor and the Company being the legal acquirer. Accordingly, the historical financial statements presented herein are those of Ken’s Custom Upholstery, Inc. The stockholders’ equity section of Ken’s has been retroactively restated for all periods presented to reflect the accounting effect of the reverse merger transaction.

NOTE 2 – Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 104 for revenue recognition and Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.” Accordingly, revenue is recorded when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

The Company’s source of revenue is derived from the reupholstering of furniture and revenue is recorded upon completion of the services upon pick up or delivery to the customer. The Company receives a deposit when the order is received and records the deposit as a customer deposit until the revenue is recognized.

F-6

Barter Transactions

The Company periodically enters into barter transactions for goods and services. The Company uses a third party to facilitate the exchange. The barter transactions are accounted for in accordance with ASC 845-10 in which the fair value of the nonmonetary assets exchanged is more clearly evident than the fair value of the barter credits received and that the barter credits shall be reported at the fair value of the nonmonetary asset exchanged. A loss on barter credits will be recognized if it subsequently becomes apparent that the fair value of any remaining credits is less that the carrying value of the credits or it is probable that all remaining credits will not be used. The Company did not recognize any losses on barter credits during the years ended December 31, 2013 and 2012. The Company evaluates the recoverability of the credits on a quarterly basis. The Company uses barter transactions regularly in the normal course of its business. The types of transactions that the company exchanges its upholstering services are merchandise materials, supplies, advertising, and other normal operating expenses incurred during the course of business. The fair market value is determined by a third party record keeper of the barter transactions as the regular prevailing prices on a one hundred percent trade basis, as stipulated by the seller of the goods and services. During the year ended December 31, 2013 the company bartered $22,831 in transactions. The Company expects to use at least the same and probably more in the year 2014, and has accordingly recognized the barter credits receivable as a current asset in the balance sheet at December 31, 2013.

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal and other third party costs associated with obtaining commitments for financing which result in a closing of such financings. These costs are amortized, using the effective interest method, into earnings through interest expense over the terms of the respective agreements. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the three year useful lives of the assets. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred.

Advertising

Advertising and marketing expenses are charged to operations as incurred.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of the Company’s short and long term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

F-7

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has a stockholders’ deficit of $345,596, an accumulated deficit of $356,646, and a working capital deficit of $374,649 at December 31, 2013.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving capital from third parties. The company is currently in the process of implementing a strategic growth plan through acquiring a number of industry related businesses. By acquiring additional revenue sources and launching our internal growth plans, we feel as a company, we will be able to reach our profitability marks efficiently.    No assurance can be given that the Company will be successful in these efforts.

NOTE 4 – PROPERTY AND EQUIPMENT

A summary of property and equipment and the estimated useful lives used in the computation of depreciation is as follows:

	--------December 31,---------
	2013	2012
	------------Amount------------		Useful Life
Transportation equipment	$ 94,827	$ 92,690	5 years
Equipment	13,075	13,075	5 years
Furniture and fixtures	9,180	9,180	7 years
Leasehold improvements	29,766	29,766	10 years
	146,848	144,711
Less accumulated depreciation	90,910	97,144
	$ 55,938	$ 47,567

F-8

NOTE 5 – NOTES PAYABLE

On November 15, 2013 the Company issued a promissory note in the amount of $70,000 to an unrelated third party. The note bears interest at 11% per annum and matures on November 15, 2014, or within seven days after the Company is listed on a national stock exchange, whichever is earlier. The note is payable in monthly installments of interest only until the maturity date, and is personally guaranteed by two officers of the Company.

In August 2013, the Company entered into a funding agreement for the sale of future credit card receivables  pursuant to which the purchaser acquired $27,600 of future credit card receivables for a purchase price of $20,000 which amount is payable at the rate of 20% of the amount of credit card receivables collected.   The Company is amortizing the $7,600 original discount as interest expense proportionally to the collection of the credit card receivables. The amount outstanding at December 31, 2013 was $11,718.  In addition, borrowings under the agreement are guaranteed by a stockholder of the Company.

NOTE 6 – LONG-TERM DEBT

Long-term debt consists of two automobile loans which are payable in monthly installments of $897, including interest at rates of 5.6% and 8.0%. These loans are collateralized by the specific automobile owned by the company and mature as follows:

Year ended December 31, 2014	$8,296
2015	8,861
2016	9,467
2017	5,349
2018	4,790
2019	1,749

NOTE 7 – LOAN PAYABLE – RELATED PARTY

As of December 31, 2013 and 2012, the Company was obligated to a director, who is also an officer and a stockholder, for a non-interest bearing demand loan in the amounts of $67,558 and $89,779, respectively. The Company plans to pay the loan back as cash flows become available.

NOTE 8 – CREDIT CARDS PAYABLE

The Company utilized several major credit cards during the normal course of its operations. Interest rates on the credit cards range from 11% to 30%. The Company also utilizes the services of a third party to negotiate settlements with the credit card companies. During the years ended December 31, 2013 and 2012 the Company recorded gains from the settlement of credit card debt of $11,897 and $13,194, respectively. The Company is not currently in default under payment arrangements on any of the credit cards.

F-9

NOTE 9 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period ended December 31 2013 and 2012 to the Company’s effective tax rate is as follows:

	2013	2012
Income tax (benefit) at statutory rate	$(3,450)	$11,400

Change in valuation all	$3,450	$(11,400)

Income tax expense per books	$—	—

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2013 and 2012 are as follows:

Net Operating Loss	$125,000	$121,000
Valuation allowance	(125,000)	(121,000)
Net deferred tax asset	$—	$—

The Company has approximately $350,000 of net operating losses (“NOL”) carried forward to offset taxable income in future years which expire commencing in fiscal 2028. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 10 – STOCKHOLDERS’ DEFICIENCY

Authorized Stock

The Company has authorized 100,000,000 common shares and 10,000,000 preferred shares, both with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On December 26, 2013 the Company issued 6.000,000 shares in association with a subscription agreement for $600.

On December 26, 2013 the Company issued 550,000 shares for consulting services. The Company valued these shares at the price per share issued with the subscription agreement referred to above.

F-10

Financial Statements and Supplementary Data
Unaudited for the period ending March 31, 2014
UPHOLSTERY INTERNATIONAL, INC.

INDEX TO FINANCIAL STATEMENTS

F-11

UPHOLSTERY INTERNATIONAL, INC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2014	December 31, 2013

ASSETS
CURRENT ASSETS
Cash	12,227	$10,660
Barter credits receivable	19,167	18,480
Prepaid expenses	15,000	15,000
Deferred finance charges	6,250	8,750
TOTAL CURRENT ASSETS	52,644	52,890
Property and Equipment	56,177	55,938
Security deposits	3,330	3,330
TOTAL ASSETS	112,151	$112,158
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,422	$8,823
Credit cards payable	220,904	229,571
Customer deposits	2,223	31,573
Loan payable - related party	93,526	67,558
Notes payable	94,521	81,718
Curent portion of long-term debt	8,086	8,296
TOTAL CURRENT LIABILITIES	423,682	427,539
Long-term debt	28,053	30,215
TOTAL LIABILITIES	451,735	457,754
STOCKHOLDERS' EQUITY (DEFICIT)
Preffered stock, $.0001 par value; 10,000,000 shares authorized
No shares issued and outstanding at December 31, 2013 and 2012
Common stock, $.0001 par value; 100,000,000 shares authorized
20,010,600 and 20,000,000 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	2,011	2,000
Additional paid-in capital	25,539	9,650
Accumulated deficit	(367,134)	(356,646)
Stock subscription receivable		(600)
TOTAL STOCKHOLDERS' (DEFICIT)	(339,584)	(345,596)
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$112,151	$112,158

The accompanying notes are an integral part of the financial statements
F-12

UPHOLSTERY INTERNATIONAL, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(10,488)	21,106
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	4,500	3,986
Amortization of deferred finance charges	2,500
Changes in operating assets and liabilities:
Barter credits receivable	(687)
Accounts payable and accrued expenses	(4,401)	(3,578)
Credit cards payable	(8,667)	(16,871)
Customer deposits	(29,350)	3,465
Net cash provided by (used in) operating activities	(46,593)	8,108
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(4,739)
Net cash used in financing activities	(4,739)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	21,500
Proceeds from issuance of common stock	16,500
Repayment of related party loans	25,968	(3,266)
Repayment of long-term debt	(11,070)	(2,297)
Net cash provided by (used in) financing activities	52,898	(5,563)
Increase in cash	1,566	2,545
Cash - beginning of period	10,661	7,209
Cash - end of period	$12,227	$9,754

The accompanying notes are an integral part of the financial statements
F-13

UPHOLSTERY INTERNATIONAL, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2014	2013

REVENUE	$147,828	131,675

COST OF REVENUE	100,080	84,466

GROSS PROFIT	47,748	47,209

OPERATING EXPENSES (INCOME)
General and administrative expenses	40,669	28,787

Income from Operations	7,079	18,422

Other expense (income):
Interest expense	15,067	9,213
Gain on settlement of credit card debt	—	(11,897)
	15,067	(2,684)

Income (Loss) before income taxes	$(10,488)	21,106

Provision for income taxes	—	—

Net Income (loss) per share - basic and diluted	(0.00)	0.00

Weighted average common shares outstanding - basic and diluted	20,005,955	13,450,000

The accompanying notes are an integral part of the financial statements
F-14

Upholstery International, Inc.

Notes to the Consolidated Financial Statements

March 31, 2014

(unaudited)

NOTE 1 – BASIS OF PRESENTATION and Business

The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations.  The information furnished in the interim consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements.  Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim consolidated financial statements be read in conjunction with the Company’s most recent audited consolidated financial statements and notes hereto as of December 31, 2013.  Operating results for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014, or any other period.

Upholstery International, Inc. (the “Company”) through its wholly owned subsidiary Ken’s Custom Upholstery, Inc. (“Ken’s”) operates a retail upholstery store which specializes in the reupholstering of furniture. The Company was incorporated under the laws of the state of Delaware on November 21, 2013 and Ken’s was formed under the laws of the state of Illinois on January 16, 1986.

On December 16, 2013 the Company completed a Share Exchange agreement with Ken’s, whereby the Company issued 13,450,000 shares of its common stock to the shareholders of Ken’s. The merger was accounted for as a reverse merger, whereby Ken’s being the accounting survivor and the Company being the legal acquirer. Accordingly, the historical financial statements presented herein are those of Ken’s Custom Upholstery, Inc. The stockholders’ equity section of Ken’s has been retroactively restated for all periods presented to reflect the accounting effect of the reverse merger transaction.

NOTE 2 – Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

F-15

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 104 for revenue recognition and Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.” Accordingly, revenue is recorded when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

The Company’s source of revenue is derived from the reupholstering of furniture and revenue is recorded upon completion of the services upon pick up or delivery to the customer. The Company receives a deposit when the order is received and records the deposit as a customer deposit until the revenue is recognized.

Barter Transactions

The Company periodically enters into barter transactions for goods and services. The Company uses a third party to facilitate the exchange. The barter transactions are accounted for in accordance with ASC 845-10 in which the fair value of the nonmonetary assets exchanged is more clearly evident than the fair value of the barter credits received and that the barter credits shall be reported at the fair value of the nonmonetary asset exchanged. A loss on barter credits will be recognized if it subsequently becomes apparent that the fair value of any remaining credits is less that the carrying value of the credits or it is probable that all remaining credits will not be used. The Company did not recognize any losses on barter credits during the three months ended March 31, 2014 and 2013. The Company evaluates the recoverability of the credits on a quarterly basis. The Company uses barter transactions regularly in the normal course of its business. The types of transactions that the company exchanges its upholstering services are merchandise materials, supplies, advertising, and other normal operating expenses incurred during the course of business. The fair market value is determined by a third party record keeper of the barter transactions as the regular prevailing prices on a one hundred percent trade basis, as stipulated by the seller of the goods and services. During the year ended December 31, 2013 the company bartered $22,831 in transactions. The Company expects to use at least the same and probably more in the year 2014, and has accordingly recognized the barter credits receivable as a current asset in the balance sheet at March 31, 2014.

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal and other third party costs associated with obtaining commitments for financing which result in a closing of such financings. These costs are amortized, using the effective interest method, into earnings through interest expense over the terms of the respective agreements. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the three year useful lives of the assets. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred.

Advertising

Advertising and marketing expenses are charged to operations as incurred.

Fair Value Measurements

F-16

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of the Company’s short and long term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has a stockholders’ deficit of $339,584, an accumulated deficit of $367,134, and a working capital deficit of $371,038 at March 31, 2014.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving capital from third parties. The company is currently in the process of implementing a strategic growth plan through acquiring a number of industry related businesses. By acquiring additional revenue sources and launching our internal growth plans, we feel as a company, we will be able to reach our profitability marks efficiently.    No assurance can be given that the Company will be successful in these efforts.

F-17

NOTE 4 – NOTES PAYABLE

On November 15, 2013 the Company issued a promissory note in the amount of $70,000 to an unrelated third party. The note bears interest at 11% per annum and matures on November 15, 2014, or within seven days after the Company is listed on a national stock exchange, whichever is earlier. The note is payable in monthly installments of interest only until the maturity date, and is personally guaranteed by two officers of the Company.

In August 2013, the Company entered into a funding agreement for the sale of future credit card receivables  pursuant to which the purchaser acquired $27,600 of future credit card receivables for a purchase price of $20,000 which amount is payable at the rate of 20% of the amount of credit card receivables collected.  In addition, on February 25, 2014 the Company entered into another funding agreement in which the purchase acquired $28,380 of future credit card receivables for a purchase price of $21,500.  The Company is amortizing the original discount as interest expense proportionally to the collection of the credit card receivables. The aggeregate amount outstanding at March 31, 2014 was $24,521.  In addition, borrowings under the agreement are guaranteed by a stockholder of the Company.

NOTE 5 – LONG-TERM DEBT

Long-term debt consists of two automobile loans which are payable in monthly installments of $897, including interest at rates of 5.6% and 8.0%. These loans are collateralized by the specific automobile owned by the company.

NOTE 6 – LOAN PAYABLE – RELATED PARTY

As of March 31, 2014 and December 31, 2013, the Company was obligated to a director, who is also an officer and a stockholder, for a non-interest bearing demand loan in the amounts of $93,526 and $67,558, respectively. The Company plans to pay the loan back as cash flows become available.

NOTE 7 – CREDIT CARDS PAYABLE

The Company utilized several major credit cards during the normal course of its operations. Interest rates on the credit cards range from 11% to 30%. The Company also utilizes the services of a third party to negotiate settlements with the credit card companies. During the three months ended March 31, 2014 and 2013 the Company recorded gains from the settlement of credit card debt of $0 and $11,896, respectively. The Company currently has total available credit card financing of approximately $50,000 to finance its ongoing operations. The total of credit card payable on the accompanying balance sheet exceeds this amount due to existing credit cards in which no additional credit has been extended to the Company, which the Company is currently making payments towards the outstanding balances. The Company is not currently in default under payment arrangements on any of the credit cards. The credit cards are all personally guaranteed by the president of the Company.

NOTE 8 - INCOME TAXES

The Company has approximately $350,000 of net operating losses (“NOL”) carried forward to offset taxable income in future years which expire commencing in fiscal 2028. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

F-18

NOTE 9 – STOCKHOLDERS’ DEFICIENCY

Authorized Stock

The Company has authorized 100,000,000 common shares and 10,000,000 preferred shares, both with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On December 26, 2013 the Company issued 6.000,000 shares in association with a subscription agreement for $600. The subscription was received in February, 2014.

On December 26, 2013 the Company issued 550,000 shares for consulting services. The Company valued these shares at the price per share issued with the subscription agreement referred to above.

During the three months ended March 31, 2014, the company issued 10,600 shares of common stock to private investors for gross proceeds of $15,900.

F-19

Management’s Discussion and Analysis
This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business unless we obtain additional capital. No substantial revenues from our planned business model are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. The amount of the offering will likely allow us to operate for at least one year however, due to the fact that there is no minimum on sold shares, you may be investing in a company that will not have the funds necessary to fully develop its Plan of Operations. As further discussed in “Use of Proceeds” and “Plan of Operations,” the Company needs the offering proceeds in order to implement our business plan. Without the offering proceeds the Company may be able to operate for a year, however the Company will not be able to implement our business plan during that period.

On April 4th, 2014 we signed an agreement with Lambert Private Equity, LLC.  The agreement provides that Lambert shall invest up to USD$45,000,000 (the “Commitment Amount”) to purchase the Company’s common stock, $.0001 par value per share (the "Common Stock”); and such investments will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder.

As an inducement to Lambert to enter into this Agreement and as consideration for making the investment, the Company has agreed to issue to Lambert a Commitment Fee of 200,000 shares, but subject to the limitation set forth in Section 2(e) of this Agreement The parties acknowledge that the Commitment Fee is part of the investment structure and is not a fee paid for services.

UI’s agreement with Lambert Private Equity LLC has specific registration rights that could affect potential shareholder rights. Lambert Private Equity holds shares within UI per a commitment fee and will not be able to add additional funding if the company holds more than 4.9% ownership. The company will be able to draw down on $1,000,000 at a time per the agreement. Please see and read the Lambert Private Equity Agreement per the Exhibit. However, there can be no assurance that the funding will take place even if UI were to meet all the contingencies in the agreement.

We are highly dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as private placements in the Company’s common stock or debt financing, which may not even be available to the Company. However, if such financing were available, , it would likely have to pay additional costs associated with such financing and in the case of high risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing.  If the company cannot raise additional proceeds via such financing, it would be required to cease business operations.

Business credit cards are used to purchase materials needed to complete the reupholstery of furniture, to operate and maintain the business vehicles, as well as general office supplies, and business maintenance.

Current credit card are as follows:

Capital One balance $ 5108.23 credit limit $5000.00

Capital One balance $10,537.95 credit limit $10,900.00

Capital One/Menard's balance$2263.10 credit limit $ 5000.00

Credit One balance $507.75 credit limit $ $600.00

Discover balance $7336.33 credit limit $7,500.00

Home Depot balance 3529.94 credit limit$9,200.00

Sam's balance $4157.26 credit limit $ 4,300.00

Shell balance $1,361.29 credit limit $1,500.00

As of March 31, 2014, we had $12,227 in cash as compared to $10,660 as at December 31, 2013.   As of the date of this registration statement, the Company’s sole officer and director, Mr. Kovie has secured a loan with Georgia Peaches, LLC in order to fund the entire process of going public and all associated expenses that pertain to this process. Currently, Mr. Kovie has enough capital to fund the final stages of reaching the OTCBB, which is the exchange we are hoping to reach. This Promissory Note is dated November 30, 2013,and in the amount of Seventy Thousand and 00/100 Dollars ($70,000), payable to the Lender (the “Term Note”) over a period of twelve (12) months at a rate of eleven percent (11%) per annum, which is attached as Exhibit A to this Agreement;

Results of Operations

Three months ended March 31, 2014 compared to the three months ended March 31, 2013

Sales

Sales for the period ended March 31, 2014 and 2013 was $147,828, and $131,675 respectively. The increase in revenue of $16,153 or 11% primarily was attributable to increases in customer orders.

Cost of Sales and Gross Profit

Cost of sales for the period ended March 31, 2014 and 2013 was $100,080 and $84,466, respectively, resulting in gross profit of $47,748 and $47,209, respectively. The gross profit percentage for the periods ended March 31, 2014 and 2013 was 32% and 36% respectively. The decrease in the gross profit percentage was due to increases in payroll and raw material costs, which we were unable to pass along to customers.  The increase in gross profit of $539 or .1% was primarily attributable to increased end user demand for our products.

Operating Expenses

We had total operating expenses of $40,669 for the period ended March 31, 2014 as compared to $28,787 for the period ended March 31, 2013. The increase in operating expenses of $11,882 is due to an increase in general and administrative expenses primarily due to an increase in employees as well as increases in various other accounts.

Interest Expense

We incurred interest expense of $15,067 for the period ended March 31, 2014 as compared to $9,213 for the period ended March 31, 2013. The increase in interest expense of $5,854 is due primarily to credit card fees.

Net Loss / Income

As a result of the foregoing, we realized a net loss of ($10,488) for the period ended March 31, 2014 as compared to a net profit of $21,106 for the period ended March 31, 2013.

Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

Sales

Sales for the years ended December 31, 2013 and 2012 was $559,159 and $577,978 respectively. The decrease in revenue of $18,819 or 3% primarily was attributable to delays in customer orders due to an extremely harsh winter and decreased end-user demand.

Cost of Sales and Gross Profit

Cost of sales for the year ended December 31, 2013 and 20120 was $386,858 and $372,333, respectively, resulting in gross profit of $172,301 and $205,645, respectively. The gross profit percentage for the year ended December 31, 2013 and 2012 was 31% and 36% respectively.  The decrease in gross profit of $33,344 was primarily attributable to was primarily attributable to decreased end user demand for our products.

Operating Expenses

We had total operating expenses of $149,370 for the year ended December 31, 2013 as compared to $151,795 for the year ended December 31, 2012. The decrease in operating expenses of $2,425 is due to a decrease in general and administrative expenses,

Interest Expense

We incurred interest expense of $44,687 for the year ended December 31, 2013 as compared to $34,379 for the year ended December 31, 2012. The increase in interest expense of $10,308 is due primarily to credit card interest.

Net Loss / Income

As a result of the foregoing, we realized a net loss of ($9,859) for the year ended December 31, 2013 as compared to a net profit of $32,665 for the year ended December 31, 2012.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Plan of Operations

Over the 12 month period starting upon the effective date of our registration statement, our company must raise capital to introduce its planned products and start its sales. The amount of the offering will likely allow us to operate for at least one year however, due to the fact that there is no minimum on sold shares, you may be investing in a company that will not have the funds necessary to fully develop its Plan of Operations.

We are highly dependent upon the success of the offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as private placements in the Company’s common stock or debt financing, which may not even be available to the Company. However, if such financing were available, it would likely have to pay additional costs associated with such financing and in the case of high risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing.  If the company cannot raise additional proceeds via such financing, it would be required to cease business operations.

GROSS PROCEEDS FROM THIS OFFERING	$7,500,000	$15,000,000	$22,500,000	$30,000,000
Talent & Onboarding	$625,000	$1,250,000	$1,875,000	$2,500,000
Acquisitions	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Technology	$125,000	$250,000	$375,000	$500,000
Real Estate/Lease	$375,000	$750,000	$1,125,000	$1,500,000
Marketing & Advertising	$250,000	$500,000	$750,000	$1,000,000
Operating Expenses	$375,000	$750,000	$1,125,000	$1,500,000
Supplies& Materials	$250,000	$500,000	$750,000	$1,000,000
Working Capital	$500,000	$1,000,000	$1,500,000	$2,000,000
Total	$7,500,000	$15,000,000	$22,500,000	$30,000,000

The above figures represent only estimated costs

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

NONE

Directors and Executive Officers

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our officers and sole director.

The name, address, age and position of our present officer and director is set forth below:

Name	Age	Position(s)
Ken Kovie[1]	56	President, Treasurer, Chief Financial Officer and Chairman of the Board of Directors.
		Secretary

1 The person named above has held his office since inception and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Ken Kovie

Ken’s Custom Upholstery and Upholstery International were founded by Kenneth Kovie, CEO.  He started as a small one man shop in 1985 in Oak Forest, IL.  He quickly grew to a 5 man shop and expanded to a larger shop, also in Oak Forest, IL, in 1989.  Then in 1999 the shop moved to Tinley Park, IL, now employing 10.  In 2008, we opened up a showroom and workshop in 2 separate locations.

Ken started working in the upholstery business at 11 years old at his uncle’s upholstery shop in Chicago, IL.  He attended Western Illinois University seeking a degree in political science.  Upon the death of his step-father, he was forced to stop his formal education so he could work to support his mother and two younger sibling.  He returned to his uncle’s upholstery business until 1985 when he decided it was time to open his own shop.   After starting his own business he became involved in his community also.  He was president of Oak Forest Chamber Commerce for 3 years and remained on the board of directors for many more years. While an active board member, Ken spearheaded the now locally famous Oak Fest, an annual city event.   He was on the Board of Ethics and Economic Development Commission both in Oak Forest, IL.

Our sole director and officers do not hold positions on the board of directors of any other U.S. reporting companies and has no affiliation with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

The Company believes that Mr. Kovie’s business experience and entrepreneurial success make him well suited to serve as our officer and director.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers and director for all services rendered in all capacities to us for the period from inception through December 31, 2013.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ken Kovie,President	2013	80,000	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ken Kovie	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Upholstery International may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception  through April 10, 2014 .

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
	0	0	0	0	0	0	0
Ken Kovie	0	0	0	0	0	0	0

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares. The percent of class is based on 20,010,600 shares of common stock issued and outstanding as of April 10, 2014.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Ken Kovie	10,440,000	52%
Common Stock	All Officers as a Group	10,440,000	52%
Common Stock issued after this offering		25,010,600	42%

[1]
The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Kovie is the only “promoter” of our company.

[2]
Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days.

Certain Relationships and Related Transactions

Ken Kovie will not be paid for any underwriting services that he performs on the Company’s behalf with respect to this offering.

The value of our shares issued as of March 31, 2014 was arbitrarily determined by Upholstery International and did not bear any relationship to assets, earnings, book value, or any other objective criteria of value. Among the factors considered were:
  no established public market for the Company’s shares;
  our lack of operating capital and,
  the risk associated with our lack of profitable operating history.

Item 12.
Available Information
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We will file a Form 8-A registration statement with the SEC prior to, or concurrently with, the effectiveness of this Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Form S-1 registration statement. We will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

Item 12A.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities.
Our director and officers are indemnified as provided by the Delaware Statutes. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.
Other Expenses of Issuance and Distribution.

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting	$30,000
SEC Filing Fee	$3,864
Printing	$200
Transfer Agent	$1,000
TOTAL	$35,064

Item 14.
Indemnification of Directors and Officers.
We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. Our director and officers are indemnified as provided by the Delaware Statutes. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15.
Recent Sales of Unregistered Securities.

The Company has authorized 100,000,000 common shares and 10,000,000 preferred shares, both with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On December 26, 2013 the Company issued 6.000,000 shares to Pathways Financial LLC in association with a subscription agreement for $600.

On December 26, 2013 the Company issued 350,000 shares to Georgia Peaches for consulting services. The Company valued these shares at the price per share issued with the subscription agreement referred to above.

On December 26, 2013 the company issued 200,000 shares to Lambert Equity LLC as an incentive to reach said agreement in their stock purchase agreement.

Item 16.
Exhibits.
Exhibit No.	Description of Exhibits
3.1(1)	Articles of Incorporation of Upholstery International, Inc.
3.2(1)	Bylaws of Upholstery International, Inc.
5.1(1)	Opinion of Novi & Wilkin regarding the legality of the securities being registered.
10.4	Subscription Agreement
23.1	Auditor Consent
23.2	Consent of council,(council’s consent is located in the legal opinion filed as Exhibit 5 to this registration statement).
99.2	Lambert Agreement
99.3	Georgia Peaches Agreement

(1) Files previously

Item 17.
Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

	a.	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.
reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of  securities  offered (if the total  dollar value of  securities  offered  would not exceed that which was registered) and any deviation from the low or high end of the estimated  maximum  offering  range may be  reflected  in the form of  Prospectus  filed with the commission  pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  Registration Statement; and

	c.	include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
That, for determining  our  liability  under  the  Securities  Act  to any  purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this Registration  Statement,  regardless  of  the  underwriting  method  used  to  sell  the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

a.	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

b.	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

c.	the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us;

d.	and any other communication that is an offer in the offering made by us to the purchaser.

Each  Prospectus  filed  pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  Prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or Prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities  Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tinley Park, IL

Upholstery International, Inc

/s/Ken Kovie
Ken Kovie      Dated July 30, 2014
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Upholstery International, Inc

/s/Ken Kovie
Ken Kovie       Dated July 30, 2014
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer